Exhibit 32

CERTIFICATION

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Columbus McKinnon Corporation (the "Company") on Form 10-Q for the quarterly period ended September 30, 2026, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	November 3, 2026

/S/ DAVID J. WILSON
David J. Wilson
Chief Executive Officer
(Principal Executive Officer)

/S/ JOHN R. LINKER
John R. Linker
Executive Vice President – Finance and Chief Financial Officer (Principal Financial Officer)